EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT


The Effective Date of this Agreement:   JUNE 1,  2004

This Agreement is by and between        GRIDLINE COMMUNICATIONS CORP. (COMPANY)
a Delaware Corporation located at       14505 Torrey Chase Blvd., Suite 400
                                        Houston, TX 77014

AND                                     BLAIZE N. KADURU, (EXECUTIVE)
an individual residing at               423 Baybridge Drive,
                                        Sugarland, TX 77478.



PURPOSE OF THIS AGREEMENT

      a. The Executive has acquired outstanding and special skills and abilities and an extensive background in and knowledge of Technology, Finance, Marketing and Administration.

      b. The Company desires the services of the Executive, and is therefore willing to engage his services on the terms and conditions stated below.

      c. The Executive desires to be employed by the Company and is willing to do so on those terms and conditions.

Now, therefore, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1.    EMPLOYEE'S DUTIES & AUTHORITY

      a. Gridline shall employ the Executive as PRESIDENT/CHIEF EXECUTIVE OFFICER ("CEO") in a full-time capacity for an indefinite period, effective June 1, 2004. At all times, the Executive shall serve under the direction of the Board of Directors, and shall perform such services as the Board may from time to time prescribe, and per the policies and procedures as may be described in Gridline Communications Corporate Employee Policy Manual, whenever such a manual is made available.

      b. The CEO will help to formulate and device policies that will ensure that corporate objectives are met, in collaboration with the Board Members, and other key and top Executives of the Company. The CEO retains overall accountability; confer with subordinate Executives who oversee the activities of various other departments.

2.    OTHER BUSINESS ACTIVITIES

During his  employment,  Executive  shall such  devote such time,  interest  and
effort  as  is  reasonably   required  for  the  discharge  of  his  duties  and
responsibilities hereunder.

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3.    NON-COMPETITION DURING EMPLOYMENT

During the employment term, the Executive shall not, in any fashion participate or engage in any activity or other business competitive with the Company's business. In addition, the Executive, while employed, shall not take any action without the Company's prior written consent to establish, form, or become employed by a competing business on termination of employment by the Company. The Executive's failure to comply with the provisions of the preceding sentence shall give the Company the right (in addition to all other remedies the Company may have) to terminate any benefits or compensation that the Executive may be otherwise entitled to following termination of this Agreement.

4.    TERM OF EMPLOYMENT

The Executive shall be employed for an indefinite period, unless the Executive is terminated as provided in this Agreement or the Executive resigns his position with the company, in either case, after written notice delivered not less than thirty (30) days prior to the date of termination, or resignation.

5.    PLACE OF EMPLOYMENT

During the employment term the Executive shall perform the services required at the Company's offices, located in Greater Houston, Texas, and from any other location deemed feasible and appropriate for the performance of his duty. The Executive acknowledges that the Company may from time to time or frequently, require the Executive to travel temporarily to other locations (domestically or internationally) to seek out, confer with, or provide service to customers of the Company, to arrange financing for the benefit of the Company, and such other purposes in the interest of the Company as determined from time to time by the Board of Directors.

6.    SALARY

      a. For the first six (6) months (June 1, 2004 to December 31, 2004), the company shall pay a basic salary to the Executive at the rate of $10,000 per month, payable in equal biweekly installments, subject to the availability of funds, or else, the Executive draws an allowance of $7,500 per month, and salary owed will be adjusted accordingly when funds are available to accommodate the $10,000 monthly rate. Beginning January 1, 2005, the salary of the President/CEO will increase to a monthly base rate of $12,500.

      b. The basic salary payable to the Executive shall be subject to review for performance, and if performance is deemed satisfactory, basic salary may be at a minimum increased annually (subject to the availability of funds), by an inflation adjustment, based on the Consumer Price Index as reported in The Wall Street Journal or a nationally recognized newspaper.

      7.    FOUNDER'S STOCK INCENTIVE GRANT

      a. As an incentive the company shall grant the Executive fully vested founder's shares of 21,000,000 (twenty one million) of Company common stock, to be purchased by the Executive at par ($0.0001 per share).

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8.    STOCK OPTIONS

Executive will be granted options to purchase shares of Company stock according to the provisions of Gridline's Incentive Stock Option Plan, if and when such a Plan is put in place and made available by the board of Directors, in the foreseeable future.

9.    ADDITIONAL BENEFITS

      a. Pending the availability of funds, and when such funds are deemed available from a budgetary stand-point, the Executive shall receive all other benefits of employment generally available to the Company's other Executive and Managerial Employees.

      b. The Company shall pay a lump sum of three (6) months severance payments to the Executive (at his then current salary) if his employment is terminated by the Company without cause.

10.   EXPENSES

The Company shall reimburse the Executive for reasonable expenses incurred in connection with the Executive's performance of his duties including travel expenses, food, and lodging while away from home.

11.   EMPLOYEE'S RIGHT OF OWNERSHIP

All inventions conceived or developed by the Executive during the term of this Agreement shall remain the property of the Company.

12.   INDEMNIFICATION BY COMPANY

The Company shall, to the maximum extent permitted by law, indemnify and hold the Executive harmless against, and shall purchase indemnity insurance, if available, and pending the availability of funds, on behalf of the Executive in the amount of $1,000,000 for expenses, including reasonable attorney fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the Executive's employment by the Company. The Company shall advance to the Executive any expense incurred in defending any such proceeding to the maximum extent permitted by law.

Further, if the Company registers and trades its shares publicly, the Company will acquire and maintain the appropriate Directors and Officers insurance at the Company's expense.

13.   TERMINATION OF EMPLOYMENT

The Company and Executive agree that Executive's employment hereunder may be terminated by the Executive resigning or by the Company's declaration of termination with or without "Cause" at any time, subject to the terms of this
SECTION 13. Such termination shall be effective upon delivery of written notice from the acting party to the other of its election to terminate employment pursuant to this SECTION 13.

      a. DEFINITION OF "CAUSE". When used in connection with the termination of employment with the Company, "CAUSE" shall mean: (i) Executive's material breach of his obligations under this Agreement; (ii) the Executive's failure to adhere to any written Company policy after the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply;
(iii) the conviction of, or the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; (iv) the commission by the Executive of an act of fraud upon the Company or any of its affiliates; (v) the misappropriation (or attempted misappropriation) of any funds or property of the Company or any of its affiliates by the Executive; (vi) the failure by the Executive to perform duties assigned to him after reasonable notice and opportunity to cure such performance; (vii) the engagement by the Executive in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (viii) the engagement by the Executive, without the written approval of the Board of Directors, in any activity that competes with the business of the Company or any of its affiliates or that would result in a material injury to the Company or any of its affiliates; (ix) the engagement by the Executive in any activity that would constitute a material violation of the provisions of the Company's Insider Trading Policy or Business Ethics Policy, if any, then in effect, or (x) the failure by the Executive to sign any lock-up letters, standstill agreements, or other similar documentation required by an underwriter in connection with a public offering of securities by the Company or to take other actions reasonably related thereto as requested by the Board of Directors.

      b. TERMINATION FOR CAUSE OR RESIGNATION. If the Company terminates the Executive's employment for Cause or the Executive voluntarily resigns, the Company shall pay the Executive's base salary earned through the date of termination, but all rights to any other compensation or benefits arising hereunder, shall be canceled and terminated in all respects concurrently with such termination of employment; provided that the Executive may elect to continue to participate, at Executive's own expense, in such health insurance and other benefits as to which the opportunity for continuing participation is mandated by applicable law. Executive may terminate employment under this Agreement at any time by giving the Company 30 days' prior written notice of his intention to terminate employment.

      c. TERMINATION WITHOUT CAUSE. In the event that the Executive's employment is terminated by the Company without Cause, subject to the terms of this Agreement, an amount equal to Executive's then current base salary which would be payable during a six month employment period, in each case, together with any earned and unpaid compensation and accrued vacation time prior to termination, in periodic payments in accordance with the Company's customary payroll practices, and (ii) the stock granted to the Executive pursuant to
SECTION 7 hereof shall immediately vest. If the Executive is terminated by the Company without Cause, the Company shall also continue to provide benefits, in the kind and amounts provided to its employees generally, for six months following the date of termination, including continuation of any Company-paid benefits provided pursuant hereto, for the Executive and Executive's spouse and minor children, provided such benefits are available at the time, and will be subject to immediate termination to the extent Executive receives benefits under another similar benefit plan; provided that the Executive may elect to continue to participate, at Executive's own expense, in such health insurance (if available) and other benefits as to which the opportunity for continuing participation is mandated by applicable law, if such benefits are available and being offered and enjoyed by Executive at the time. If such termination is effective on or after two years on the job as President/CEO, the Company is obligated to pay severance and premiums for twelve months.

      d. TERMINATION UPON DEATH; DISABILITY. If the Executive becomes disabled because of sickness, physical or mental disability, or any other reason, so that it reasonably appears that he will be unable to complete his duties under this Agreement, the Company shall have the option to immediately terminate this Agreement by giving written notice of termination to the Executive. Such termination shall be without prejudice to any right or remedy to which the Company may be entitled either at law, in equity, or under this Agreement. If the Company terminates this Agreement as provided in this paragraph, the Company will pay the Executive as severance pay an amount equal to three months of Executive's then current base salary plus a portion of the Executive's cash bonus proportional to the number of months of Executive's employment with the Company during the calendar year in which termination occurs. If Executive should die during the term of this Agreement, Executive's employment will terminate immediately and the Company will pay the Executive's estate an amount equal to three months compensation at Executive's then current base salary.

      e. TERMINATION OR ASSIGNMENT ON MERGER. In the event of a merger where the Company is not the surviving entity, or of a sale of all or substantially all of the Company's assets, the Company may, at its sole option (1) assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Company's business through that merger or sale of assets, or (2) on at least 30 days' prior written notice to the Executive, terminate this Agreement effective on the date of the merger or sale of assets with the immediate payments of all compensation due under this contract without regard to vesting, or length of employment or additional performance of duties. This paragraph does not preclude other compensation arrangements to be negotiated with respect to such change of ownership.

14.   NON-DISCLOSURE AFTER TERMINATION

Because of his employment by the Company, the Executive will have access to trade secrets and confidential information about the Company, its products, its customers, and its methods of doing business. In consideration of his access to this information, the Executive agrees that for a period of not less than two years after termination of his employment, he will not disclose such trade secrets or confidential information.

15.   DISPUTE MEDIATION;  JURISDICTION AND VENUE;  INJUNCTIVE RELIEF;  CHOICE OF
      LAW

      a. Should any dispute arise regarding any matter related to Executive's employment or the termination of such employment, including without limitation the performance of or interpretation of this Agreement or any of its terms, and prior to the institution of any legal proceeding, the parties shall first submit the dispute to a one day session of voluntary, nonbinding mediation (non-minitrial), in which the parties will participate in good faith, pursuant to the dispute resolution rules of the Texas Civil Practice and Remedies Code. The mediation shall be conducted in Houston, Texas. In the event the parties are unable to agree on a single mediator, then each party shall select a mediator and such mediators will conduct a joint mediation. Each party shall bear one-half of the cost of a single mediator and, in the event of a joint mediation, each party shall bear the cost of the mediator selected by that party.

      b. Exclusive venue for any dispute between any of the parties hereto or any claim by a party against another party arising out of or relating to this Agreement or relating to any alleged breach thereof shall be the courts of competent jurisdiction situated in Harris County, Texas.

      c. Executive understands and agrees that the Company shall suffer irreparable harm in the event that Executive breaches any of Executive's obligations under this Agreement and that monetary damages shall be inadequate to compensate the Company for such breach. Accordingly, Executive agrees that, in the event of a breach or threatened breach by Executive of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by Executive, or by any or all of Executive's partners, co-venturers, employers, employees, servants, agents, representatives and any and all persons directly or indirectly acting for, on behalf of or with Executive.

      D. THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY LAW, RULE OR PRINCIPLE WHICH MIGHT REFER TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION, WILL GOVERN THE INTERPRETATION, VALIDITY AND EFFECT OF THIS AGREEMENT WITHOUT REGARD TO THE PLACE OF EXECUTION OR THE PLACE FOR PERFORMANCE THEREOF.

16.   ENTIRE AGREEMENT

This Agreement contains the entire Agreement between the parties and supersedes all prior oral and written Agreements, understandings, commitments, and practices between the parties. No amendments to this Agreement may be made except by a writing signed by both parties.

18.   NOTICES

Any notice to the Company required or permitted under this Agreement shall be given in writing to the Company, either by personal service or by registered or certified mail, postage prepaid, addressed to Duncan E. WINE ( Chairman, Board of Directors))] at its then principal place of business. Any such notice to the Executive shall be given in a like manner and, if mailed, shall be addressed to the Executive at his home address then shown in the Company's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (1) on the date of service, if served personally on the party to whom notice is to be given, or (2) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

19.   SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

UNDERSTOOD, AGREED & APPROVED
Executed by the parties as of the Effective Date first written above.




Company: Gridline Communications Corp.

/s/ Duncan E. Wine
------------------------------------
By

Chairman
------------------------------------
Title








Executive: Blaize N. Kaduru

/s/ Blaize N. Kaduru
------------------------------------
Executive


Blaize N. Kaduru
------------------------------------
Printed Name